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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         ------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

        SIMMONS FIRST
     NATIONAL CORPORATION                    SIMMONS FIRST CAPITAL TRUST
---------------------------------           ----------------------------
   (Exact name of registrant                 (Exact name of registrant
 as specified in its charter)               as specified in its charter)

             Arkansas                                      Delaware
-----------------------------------          ----------------------------------
     (State of Incorporation                       (State of Incorporation
        or Organization)                               or Organization)

            71-0407808                                    Applied for
------------------------------------           --------------------------------

   (IRS Employer Identification                  (IRS Employer Identification
             Number)                                       Number)

                                         c/o Simmons First National Corporation
        501 Main Street                              501 Main Street
    Pine Bluff, Arkansas 71601                 Pine Bluff, Arkansas 71601
------------------------------------     --------------------------------------
     (Address of Principal                        (Address of Principal
       Executive Offices)                           Executive Offices)


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /
                          ------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of each exchange
                  Title of each class                 on which each class
                  to be so registered                 is to be registered

                        None.                           Not Applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

                            % Cumulative Trust Preferred Securities
                       -----
                          (and the Guarantee with respect thereto)
                          ----------------------------------------
                                     (Title of Class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        For a full description of the    % Cumulative Trust Preferred
Securities (the "Preferred Securities") to be issued by Simmons First Capital Trust, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities to be issued by Simmons First National Corporation, an Arkansas corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-28669 and 333-28669-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on June 6, 1997, under the Securities Act of 1933, as amended (the "Act").
The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed with the SEC pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.    EXHIBITS

        2.1 Certificate of Trust of Simmons First Capital Trust. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

        2.2(a)    Trust Agreement of Simmons First Capital Trust.
                  Incorporated by reference to Exhibit 4.4 to the Registration Statement.

        2.2(b) Form of Amended and Restated Trust Agreement of Simmons First Capital Trust. Incorporated by reference to
                  Exhibit 4.5 to the Registration Statement.

        2.3 Form of Preferred Security Certificate of Simmons First Capital Trust. Incorporated by reference to Exhibit 4.7 to the Registration Statement (included as an exhibit to Exhibit 4.6 to the Registration Statement).

        2.4 Form of Preferred Securities Guarantee Agreement for Simmons First Capital Trust. Incorporated by reference to
                  Exhibit 4.7 to the Registration Statement.

        2.5 Form of Indenture between Simmons First National Corporation and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

        2.7 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).

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                                 SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  June 6, 1997




SIMMONS FIRST NATIONAL                      SIMMONS FIRST CAPITAL TRUST
CORPORATION


By: /s/ J. Thomas May                           By:  /s/ J. Thomas May
   -------------------------                       ---------------------------
      J. Thomas May                             J. Thomas May
      Chief Executive Officer                   Trustee

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